SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2004

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

Insite Vision Incorporated

965 Atlantic Avenue

Alameda, California 94501

(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 865-8800

Not Applicable

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On March 29, 2004, InSite Vision Incorporated (“InSite Vision”) issued a press release announcing that it had completed the initial closing (the “Initial Closing”) of a private placement (the “Offering”) to accredited investors of shares of its common stock (“Common Stock”) and warrants to purchase shares of Common Stock pursuant to subscription agreements (the “Subscription Agreements”) entered into between InSite Vision and such investors (the “Subscribers”) on March 26, 2004. Pursuant to the terms of the Subscription Agreements the Subscribers agreed to purchase from InSite Vision an aggregate of 1,650 units (the “Units”), of which 194 Units, consisting of an aggregate of 3,880,000 shares of InSite Vision common stock (the “Common Stock”) and warrants to purchase 1,940,000 shares of Common Stock were sold at the Initial Closing and the remaining 1,456 Units, consisting of an aggregate of 29,120,000 shares of Common Stock and warrants to purchase 14,560,000 shares of Common Stock, will be sold at the second closing (the “Final Closing”). The Final Closing is subject to and conditioned upon approval of such closing and the transactions contemplated thereby by the stockholders of InSite Vision and certain other conditions set forth in the Subscription Agreements.

Each Unit consists of 20,000 shares of Common Stock at $0.50 per share, redeemable “Class A” warrants exercisable for 5,000 shares at an exercise price of $0.75 per share (the “Class A Warrants”) and redeemable “Class B” warrants exercisable for 5,000 shares at an exercise price of $0.75 per share (the “Class B Warrants”). The Class A Warrants and Class B Warrants may be exercised at any time prior to the earlier of the date on which they are redeemed and the fifth anniversary of their issuance. Outstanding Class A Warrants may be redeemed by InSite Vision upon 30 days advanced written notice to the holder at a per warrant share redemption price of $0.75 if the average closing price of the Common Stock on the American Stock Exchange (the “AMEX”) for any 20 consecutive trading days is at least $1.50. Outstanding Class B Warrants may be redeemed by InSite Vision upon 30 days advanced written notice to the holder at a per warrant share redemption price of $1.75 if the average closing price of the Common Stock on the American Stock Exchange (the “AMEX”) for any 20 consecutive trading days is at least $2.50. The Class A Warrants and Class B Warrants are referred to as the “Warrants”, the shares of Common Stock issuable upon exercise of the Warrants are referred to as the “Warrant Shares” and the term “Securities” means collectively the shares of Common Stock included in the Units, the Warrants and the Warrant Shares.

Paramount BioCapital, Inc. (the “Placement Agent”) acted as the placement agent for the Offering and will receive customary fees for such services. In addition, if the Final Closing occurs, the Placement Agent will receive a non-redeemable five year warrant exercisable for 750,000 shares of Common Stock at an exercise price of $0.55 per share. As long as the Placement Agent and its affiliates beneficially own at least 33% of the Securities issued to them in the Offering, Paramount Capital Investments, LLC, an affiliate of the Placement Agent will be entitled to designate a nonvoting observer who may attend all meetings of our Board of Directors.

The Final Closing will not occur, and InSite Vision will not issue any Common Stock or Warrants at the Final Closing or receive any proceeds therefore, unless InSite Vision receives approval from its stockholders (the “Stockholder Approval”) to:

•	issue the Subscribers the balance of the Common Stock and Warrants (including any shares of Common Stock issuable upon exercise thereof) included in the Units subscribed for by the Subscribers and not issued at the Initial Closing;

•	issue to the Placement Agent the Placement Warrants (as defined below) (including any shares of Common Stock issuable upon exercise of the Placement Warrants) and

•	amend its Certificate of Incorporation to increase the authorized number of shares of Common Stock in an amount sufficient to issue the shares of Common Stock to be sold at the Final Closing and the shares of Common Stock issuable upon the exercise of the Warrants and the Placement Warrants.

If the Company does not receive Stockholder Approval within 90 days of the Initial Closing, subject to certain limited extensions (the “Termination Date”), the obligation of each Subscriber to purchase the balance of the Securities in the Final Closing will be terminable at the option of the Subscriber. In addition, if Stockholder Approval is not obtained by the Termination Date, InSite Vision is required to pay the Subscribers liquidated damages equal in the aggregate to 2% of the gross proceeds received at the Initial Closing, for each week beyond the Termination Date that Stockholder Approval is not obtained, up to a maximum of 8% in the aggregate of the gross proceeds received at the Initial Closing.

In addition, not later than 15 days after the Final Closing, InSite Vision is required to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission, or the SEC, with respect to the resale of the shares of Common Stock (i) included in the Units; (ii) issuable upon exercise of the Warrants included in the Units; (iii) issuable upon exercise of the Placement Warrants, and issuable pursuant to any penalties under the Subscription Agreements (collectively, the “Registrable Shares”). If InSite Vision fails to file the Registration Statement within such period, it is required to issue to Subscribers (on a pro-rata basis) additional Class B Warrants to purchase a number of shares of Common Stock equal to 1% of the shares of Common Stock, on a fully diluted basis, issued to Subscribers in the Offering for each 15 day period the Registration Statement remains unfiled, up to a maximum of Class B Warrants in the aggregate (on a pro-rata basis) to purchase an additional 4% of the Common Stock, on a fully diluted basis, issued to Subscribers in the Offering.

If InSite Vision does not receive Stockholder Approval by 15 days after the Termination Date, it must file a Registration Statement with the SEC with respect to the resale of the shares of Common Stock (i) included in the Units sold in the Offering upon the Initial Closing and (ii) issuable upon exercise of the Warrants included in the Units sold in the Initial Closing. If InSite Vision fails to file the Registration Statement within such period then it is required to pay to Subscribers (on a pro-rata basis) a cash payment equal to 1% of the gross proceeds raised in the Initial Closing for each 15 day period the Registration Statement remains unfiled, up to a maximum (on a pro-rata basis) of 4% of the Initial Closing gross proceeds.

Copies of the form of Subscription Agreements, the Class A Warrants, the Class B Warrants, the Placement Warrant and the Placement Agent Agreement are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively. A copy of InSite Vision’s press release announcing the Initial Closing of the Offering is attached hereto as 99.1. The foregoing descriptions of the Offering and the related press release, agreements and documents are only a summary and are qualified in their entirety by reference to the documents filed as exhibits to this Current Report on Form 8-K, which exhibits are hereby incorporated by reference.

InSite Vision is hereby filing the following information about its business, some of which was included in the confidential private offering memorandum provided to the Subscribers in the Offering:

RECENT DEVELOPMENTS

On October 20, 2003, we sold 210,000 shares of our Common Stock in a private placement to two accredited investors and received $84,000 in proceeds. On December 16, 2003, we sold 142,857 shares of our Common Stock in a private placement to an accredited investor and received $50,000 in proceeds. The shares issued pursuant to these private placements have piggyback registration rights and the holders of these shares will have the right to include these shares in the resale Registration Statement to be filed in connection with the Offering.

On December 31, 2003, we entered into a settlement agreement with Xmark Funds, L.P. et al, or Xmark, related to a complaint filed against us by Xmark. As part of the settlement we paid Xmark $10,000 and issued warrants to purchase 250,000 shares of our Common Stock at an exercise price of $0.58 per share that expire on December 31, 2006. The warrants issued to Xmark include piggyback registration rights which entitle Xmark to require us to include the shares issuable upon exercise of the warrants in the Registration Statement to be filed by us pursuant to the terms of this Offering. If the shares issuable upon exercise of the warrants issued to Xmark are not registered prior to June 30, 2004, the expiration date of such warrants is extended to December 31, 2008. In addition, the warrants issued to Xmark have anti-dilution provisions which will be triggered by the Offering.

In addition to the XMark Warrants discussed above, as of March 1, 2004, an additional 206,967 shares of our Common Stock issuable upon exercise of outstanding warrants are subject to piggy-back registration rights and the holders of such warrants will be entitled to include these shares in the Registration Statement to be filed in connection with the Offering.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk and uncertainty. In addition to the other information contained or incorporated by reference in the confidential private offering memorandum, you should carefully consider the risks described below before making any investment decision with respect to the Securities. The risks and uncertainties described below are not the only ones facing InSite Vision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business, financial condition or results of operations.

Risks Related to this Offering

We will need Stockholder Approval to amend our Certificate of Incorporation and to comply with AMEX regulations in order to conduct the Final Closing.

We do not currently have enough authorized shares of Common Stock to issue the Securities in the Final Closing. Prior to and as a condition of the Final Closing, the holders of a majority of the shares of our Common Stock will need to approve an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue in an amount sufficient to enable us to issue the Securities to be issued in the Final Closing and we will need to file this amendment with the Secretary of State of the State of Delaware. In addition, since our stock is listed on AMEX, under applicable AMEX regulations prior to and as a condition of the Final Closing the holders of a majority of our Common Stock voted at the meeting must approve the Securities to be issued in the Final Closing since such issuance will constitute an issuance of 20% or more of our outstanding Common Stock immediately prior to the Initial Closing at a price per share below the fair market value of our Common Stock at the Initial Closing. Our current stockholders will be significantly diluted by the Initial Closing and would incur substantial additional dilution if the Final Closing occurs, and this might negatively affect our chances of receiving Stockholder Approval.

If we do not receive Stockholder Approval or are otherwise unable to conduct the Final Closing, Subscribers in the Offering will not receive a majority of the Securities subscribed for in the Subscription Agreement and Our Business and Financial Condition will be significantly harmed.

If we do not receive Stockholder Approval, we will not be able to complete the Final Closing, Subscribers in the Offering will not receive any additional Securities other than those issued at the Initial Closing. We also may be prevented from completing the Final Closing if we fail to meet certain other conditions to the Final Closing set forth in the Subscription Agreement, including the requirement that there be no specified material adverse changes to our business between the Initial Closing and the Final Closing. If we fail to obtain Stockholder Approval within the specified period, we will be required to pay certain cash penalties to Subscribers in the Offering and Subscribers can refuse to invest in the Final Closing, either of which would significantly harm our business and our financial condition. In addition, if we are unable to complete the Final Closing, we will likely not have sufficient funds to make clinical progress, and we will have to attempt to conduct another round of financing, if available, or go out of business, in which case you may be significantly diluted or lose your entire investment. Furthermore, in between the Initial Closing and Final Closing, provisions in the Subscription Agreement impose significant restrictions on our ability to raise capital through the sale of additional securities other than those contemplated by the Offering.

Securities purchased in this Offering are subject to restrictions which severely limit your ability to transfer such Securities and liquidate your investment.

In connection with your purchase of Securities in this Offering, you will be receiving restricted securities. Neither the Warrants nor the Shares have been registered with the SEC or any state or other governmental authority and you must be able to bear the economic risk of your investment in the Securities for an indefinite period of time. You will not be able to sell or transfer the Securities unless the Securities are registered under the Securities Act or an exemption from such registration is available and such sale or transfer is otherwise in compliance with the Securities Act and any other applicable federal or state securities laws, rules or regulations. You may also be prohibited from transferring the Shares in the event that the Registration Statement filed by us under the Subscription Agreement is not declared effective by the SEC.

Even following the effective date of a Registration Statement covering the resale of the Shares, there may be periods when you will be prevented from selling any Shares.

Following the effective date of a Registration Statement covering the resale of the Shares, there may be periods when you still will be unable to publicly resell any shares that you purchased. In particular, upon the occurrence of material developments, we may be required to update the information included in the Registration Statement. During these “blackout” periods when a material development has occurred but the information included in the Registration Statement has not yet been amended or supplemented, you will be unable to resell the Shares pursuant to the prospectus. As a result, we may be required to file post-effective amendments to the Registration Statement covering the resale of the Shares. These post-effective amendments may be subject to additional review by the SEC and, as a result, you will be unable to publicly sell your Shares under the prospectus during such periods. In addition, you may be prevented from transferring the Shares under such Registration Statement if there is a delay in achieving the effectiveness of the Registration Statement, if the SEC imposes a stop order with respect to the Registration Statement or if we invoke our right to delay or suspend the effectiveness of the Registration Statement as described in the Subscription Agreement. Accordingly, even after the Registration Statement is first declared effective, you may not always be able to resell the Shares publicly at times and prices that you feel are appropriate.

The illiquidity of our Common Stock could make it difficult for you to sell shares of our Common Stock.

Our Common Stock is publicly traded on AMEX, but has a small float and average daily volume. This has an adverse effect on the liquidity of our shares, not only in terms of the number of shares that can be bought and sold at a given price, but through reduction in security analysts’ and the media’s coverage of us. This may result in lower prices for our Common Stock than might otherwise be obtained and could also result in a larger spread between the bid and ask prices for our Common Stock.

You will pay more for the Shares offered hereby than your pro rata share of our assets is worth, and this Offering will be dilutive to our current stockholders, which could adversely affect the market price for our Common Stock.

Subscribers in this Offering will suffer immediate and substantial dilution in the net book value of our Common Stock from the offering price. In addition, the Securities issued in the Initial Closing and Final Closing of this Offering will substantially and immediately dilute our current stockholders, and either or both of the Initial Closing and the Final Closing of this Offering could adversely affect the market price for our Common Stock.

Your obligation to purchase Securities at the Final Closing is irrevocable except in extremely limited circumstances, regardless of events that occur between the Initial Closing and the Final Closing.

If you enter into the Subscription Agreement you will be bound to purchase at the Final Closing the Securities you subscribe for that are not issued at the Initial Closing unless we fail to receive Stockholder Approval within the specified period or there has been a “material adverse change” (as such term is defined in the Subscription Agreement) in our business, operations, condition, assets or results of operations between the date of the Initial Closing and the Final Closing. As the term “material adverse change” is defined in the Subscription Agreement, adverse changes in our stock price, general business or economic conditions, the industries in which we operate, and certain other adverse changes described in the Subscription Agreement will not constitute a “material adverse change” and you will remain contractually obligated to purchase the subscribed for Securities at the Final Closing notwithstanding the occurrence of such events. If a “material adverse change” as described in the Subscription Agreement does occur between the Initial Closing and the Final Closing, you will not be obligated to purchase Securities in the Final Closing, but the Securities you purchased in the Initial Closing will likely decline in value. The Company will have no obligation to repurchase such Securities from you or reimburse you for any losses that you may incur as a result of the foregoing. Your obligation to purchase Securities at the Final Closing is also subject to certain customary closing conditions described in the Subscription Agreement.

The Offering Price of Shares and the Exercise Price of the Warrants issued in this Offering should not be regarded as an indication of any future market price of our Common Stock, which could decline.

The offering price of the Units offered hereby and the exercise price of the Warrants included in such Units have been determined by us and the Placement Agent based on a number of factors, such as an assessment of our management, our financial position, our present operations and our earnings prospects, the present state of our development, and the general condition of the securities markets and the price of our Common Stock on AMEX at the time we entered into a binding agreement with the Placement Agent setting the terms of the Offering. The price of the Units offered hereby and the exercise prices of the Warrants included in such Units should not be regarded as an indication of any future market price for shares of our Common Stock. In addition, we have never been profitable and our financial condition has continued to deteriorate. Our stock price has been extremely volatile and prone to significant declines and our stock price will likely continue to be volatile and may decline significantly at any time given our current financial situation.

The Offering will trigger anti-dilution rights under the terms of certain outstanding securities convertible into or exercisable for shares of our Common Stock.

As of March 1, 2004, there was an aggregate of $17,724 in principal amount and accrued interest outstanding under our convertible debentures held by HEM Mutual Assurance LLC, or HEM. These debentures are convertible into unrestricted shares of our Common Stock at a conversion price that is the lower of $0.375 or the average of the three lowest closing per share bid prices for our Common Stock during the 40 trading days prior to conversion. Pursuant to anti-dilution adjustments contained in such debentures, if these debentures are outstanding on the Initial Closing Date or the Final Closing Date of this Offering, the conversion price of the debentures will be adjusted downwards on each such Closing Date if the Per Share Price of the Common Stock sold at such Closing or the exercise price of the Warrants issued at such Closing are below the market price of our Common Stock on such Closing Date. Pursuant to the terms of the debentures, if the anti-dilution adjustment is triggered, the new conversion price of the debentures will be calculated by multiplying the then current conversion price by a fraction, the numerator of which will be the number of shares of our Common Stock (excluding treasury shares, if any) outstanding on the Closing Date in question plus the number of shares which the aggregate price paid for the Shares at such Closing (assuming the exercise of Warrants issued at such Closing) would have purchased at the then current market price of the Common Stock, and the denominator of which will be the number of shares of our Common Stock (excluding treasury shares, if any) outstanding on Closing Date in question plus the number of additional shares of Common Stock to be issued in such Closing (including any shares issuable upon the exercise of Warrants issued in such Closing). The amount of this adjustment will be dependent upon the market price of our Common Stock as of the Initial and Final Closing.

As of March 1, 2004, warrants we issued to Xmark were exercisable for 250,000 shares of our Common Stock at a price of $0.58 per share. These warrants also include anti-dilution provisions. Pursuant to anti-dilution adjustments contained in such warrants, if any of these warrants are outstanding on the Initial Closing Date or the Final Closing Date of this Offering, the exercise price of the warrants will be adjusted downwards on each such Closing as follows:

Adjusted Warrant Price = (A x B) + D
A+C

where:

A =	the number of shares of common stock outstanding immediately preceding the Closing in question

B =	the exercise price of the warrant in effect immediately preceding such issuance

C =	the number of additional shares of common stock outstanding as a result of such issuance

D =	the aggregate consideration received by us upon such issuance

Additionally, upon each adjustment in the exercise price of the Xmark Warrants, the number of shares purchasable under these warrants is adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment by a fraction, the numerator of which is the exercise price immediately prior to such adjustment, and the denominator of which is the exercise price immediately thereafter.

The holder of outstanding debentures convertible into our Common Stock has pre-emptive rights with respect to the Offering.

Pursuant to the terms of the agreements relating to the debentures convertible into our common stock held by HEM, HEM has a right of first refusal with respect to this Offering. In accordance with the terms of such agreements, we provided notice to HEM of this Offering and of their right to participate and we anticipate that they may request to be included in this Offering. If HEM elects to participate in this Offering, it will limit the number of Units available for purchase by other Subscribers in the Offering and we could be required to reduce the number of Units available to other Subscribers regardless of whether they desire to subscribe for a greater number of Units. HEM’s right of first refusal for offerings after this Offering has expired and HEM will not have the right of first refusal under the debentures on any future equity or debt financing we may enter into.

Risks Related to our Business

If the Final Closing of the Offering does not occur, we will require immediate significant additional funding to continue our operations. Additional funding would likely be dilutive to Subscribers in this Offering and failure to receive additional funding could hamper our operations.

In their audit report accompanying our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, our auditors included an explanatory paragraph referring to our recurring operating losses and a substantial doubt about our ability to continue as a going concern. Prior to the Initial Closing of this Offering, we expect that our cash on hand, anticipated cash flow from operations and current cash commitments to us will only be adequate to fund our operations until approximately mid-March 2004, notwithstanding expense reduction measures we have undertaken. We believe that the funds provided from the Initial Closing of this Offering would enable us to continue operations for an additional 90 to 120 days after the Initial Closing. Pursuant to the terms of the Subscription Agreement, we are generally prohibited from raising additional financing through the issuance of securities during the period from the Initial Closing through the earlier to occur of the Final Closing and June 30, 2004 (subject to extension at our sole discretion), which could significantly harm our ability to continue operations if the Final Closing does not occur.

We will be unable to complete the Final Closing of this Offering if we do not receive Stockholder Approval, if we suffer a “material adverse change” (as such term is defined in the Subscription Agreement) between the Initial Closing Date and the Final Closing Date which is not waived by the Subscribers, or if any other condition to the Final Closing is not met and not waived by the Subscribers if capable of being waived. If we are unable to complete the Final Closing, absent additional funding from private or public equity or debt financings, collaborative or other partnering arrangements, asset sales or other sources, which there can be no assurance we would be able to receive, we will be required to cease all operations and liquidate our remaining assets. If this occurs, our stockholders would likely lose their entire investment in us, including the entire investment made by Subscribers in the Initial Closing of this Offering.

We are seeking both short term funding through the Initial Closing of this Offering and longer term additional funding through the Final Closing of this Offering and through potential public or private equity or debt financings, collaborative or other partnering arrangements, asset sales and from other sources. However, our current financial situation may harm our ability to obtain additional funding and could make the terms of any such funding, if available, significantly less favorable than would otherwise be the case. Our board of directors has the authority to determine the price and terms of any sale of Common Stock and the rights, preferences and privileges of any preferred stock or debt or other security that is convertible into or exercisable for the Common Stock. The terms of any securities issued to future investors may be superior to the rights of our Common Stockholders, including Subscribers in this Offering, could result in substantial dilution and could adversely affect the market price for our Common Stock. If we raise funds through the issuance of debt securities, such debt will likely be secured by a security interest or pledge of all of our assets, will require us to make principal and interest payments, would likely include the issuance of warrants, and may subject us to restrictive covenants. If we do not obtain such long term financing either through the Final Closing or otherwise, we would have to cease operations and liquidate our assets.

Even if the Final Closing of this Offering occurs, or we are able to secure alternative long term financing in the event the Final Closing does not occur, the proceeds from such financings will not fund our business indefinitely. We will eventually need to seek additional funding or partnering arrangements that could be dilutive to our stockholders and could negatively affect us and our stock price.

Assuming we are able to raise additional funding to continue our operations beyond 90 to 120 days after the Initial Closing, either through the Final Closing or an alternative financing arrangement if the Final Closing does not occur, we only expect the proceeds to us expected from the Initial and Final Closings to enable us to continue our operations as currently planned until approximately the third quarter of 2005. At that point, or earlier if circumstances change from our current expectations, we will require additional funding. The terms of any securities issued to future investors may be superior to the rights of our then current stockholders, including Subscribers in this Offering, and could result in substantial dilution and could adversely affect the market price for our Common Stock. If we raise funds through the issuance of debt securities, such debt will likely be secured by a security interest or pledge of all of our assets, will require us to make principal and interest payments, would likely include the issuance of warrants, and may subject us to restrictive covenants. If we do not obtain such additional financing when required, we would likely have to cease operations and liquidate our assets.

In addition, we expect to enter into partnering and collaborative arrangements in the future as part of our business plan, regardless of whether we require additional funding to continue our operations. Such arrangements could include the licensing or sale of certain assets or the issuance of securities, which may adversely affect the market price of our Common Stock. It is difficult to know our future capital requirements precisely and such requirements depend upon many factors, including:

•	the progress of our research and development programs;

•	our ability to establish additional corporate partnerships to develop, manufacture and market our potential products;

•	the cost of maintaining or expanding a marketing organization for OcuGene and the related promotional activities;

•	the progress of preclinical and clinical testing;

•	changes in, or termination of, our existing collaboration or licensing arrangements;

•	whether we manufacture and market any of our other products ourselves;

•	the time and cost involved in obtaining regulatory approvals;

•	the cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights;

•	the ability of our licensing partners to successfully develop and commercialize the licensed technologies and generate royalties payable to us;

•	competing technological and market developments; and

•	the purchase of additional capital equipment.

If we do not receive additional funding when needed to continue our operations, whether before or after the Final Closing, we will likely cease operations and liquidate our assets, which are secured by notes payable to our chief executive officer.

In the event that we are unable to secure additional funding when required to continue our operations, we will likely be forced to wind down our operations, either through liquidation, voluntary or involuntary bankruptcy or a sale of our assets, regardless of whether such event occurred before or after the Final Closing. Our chief executive officer has outstanding loans to us in an aggregate principal amount of $503,000, $400,000 of which is secured by a lien on substantially all of our assets including our intellectual property. The notes issued by us in connection with these loans are due on March 31, 2003, but following the Initial Closing will be extended to the earlier to occur of March 31, 2007 and 30 days subsequent to the successful completion of a pivotal Phase III clinical trial with ISV 401. In the event that we wind down operations, whether voluntarily or involuntarily, while these secured loans are outstanding, this security interest enables our chief executive officer to control the disposition of these assets. If we are unable to repay the amounts due under the secured notes when due, our chief executive officer could cause us to enter into involuntary liquidation proceedings in the event we default on our obligations. If we wind down our operations for any reason, it is likely that our stockholders will lose their entire investment in us.

Our management has undertaken a number of measures to reduce our operating expenses, but these measures will not alone be sufficient to enable us to continue operations beyond mid-March 2004 without anticipated proceeds from the Initial Closing and may have other negative consequences regardless of whether the Initial Closing or the Final Closing of the Offering occur.

Our management has implemented plans designed to reduce our cash requirements through reductions in operating expenditures. The actions we have taken include laying-off approximately 42% of our employees since June 2003, voluntary salary reductions by our senior management team, ceasing work on all non-critical external projects, extending payment terms on our trade payables, working with our landlord to restructure our lease obligations, and other cost containment measures. Although it is not possible to anticipate all potential effects the implementation of these expense control measures will have on us or our development, these activities have and could continue to delay the initiation of Phase 3 clinical trials on ISV-401 and have and could continue to impact our ability to promote OcuGene. The extent and ramifications of these delays will be dependent upon our ability to raise additional financing, including from the Initial Closing and Final Closing of the Offering, the timing of the receipt of such financing and the amount of such financing, if any. However, even with these expense reductions, our current cash on hand, anticipated cash flow from operations and current cash commitments to us are only sufficient to fund our operations through approximately mid-March 2004 and the anticipated proceeds from the Initial Closing will only be sufficient to fund our operations for an additional 90 to 120 days thereafter. If we are unable to complete the Final Closing or another financing transaction, collaborative arrangement or asset sale prior to that time, we will cease operations and liquidate our assets. In addition, there is no assurance that these expense reduction efforts will enable us to continue operations, or that if we do survive, we have not significantly harmed our business or prospects.

If we do not use the proceeds from the Offering in an efficient manner, our business and stock price may suffer.

Our management will have broad discretion over the application of the proceeds from this Offering. We cannot guarantee, however, that we will make the best or most efficient use of this money or that you will agree with the way in which we use the proceeds. The failure of our management to apply these funds effectively could negatively affect our business, results of operations and financial condition and could have a negative impact on our stock price. You will still be obligated to fulfill your subscription to purchase the Securities to be issued at the Final Closing regardless of whether you approve of our use of the proceeds obtained from the Initial Closing and regardless of the effect such use of proceeds might have on our business, results of operations, financial condition or stock price.

It is difficult to evaluate our business because we are in an early stage of development and our technology is untested.

We are in an early stage of developing our business. We have only received an insignificant amount of royalties from the sale of AquaSite, an over-the-counter dry eye treatment, and in 2002, we began to receive a small amount of revenues from the sale of our OcuGene glaucoma genetic test. Before regulatory authorities grant us marketing approval for additional products, we need to conduct significant additional research and development and preclinical and clinical testing. All of our products are subject to risks that are inherent to products based upon new technologies. These risks include the risks that our products:

•	are found to be unsafe or ineffective;

•	fail to receive necessary marketing clearance from regulatory authorities;

•	even if safe and effective, are too difficult or expensive to manufacture or market;

•	are unmarketable due to the proprietary rights of third parties; or

•	are not able to compete with superior, equivalent or more cost-effective products offered by competitors.

Therefore, our research and development activities may not result in any commercially viable products.

Clinical trials are very expensive, time-consuming and difficult to design and implement.

Human clinical trials are very expensive and difficult to design and implement, in part because they are subject to rigorous regulatory requirements. The clinical trial process is also time consuming. We estimate that clinical trials of our product candidates will take at least several years to complete once initiated. Furthermore, failure can occur at any stage of the trials, and we could encounter problems that cause us to abandon or repeat clinical trials, further delaying or preventing the completion of such trials. The commencement and completion of clinical trials may be delayed by several factors, including:

•	unforeseen safety issues;

•	determination of dosing issues;

•	lack of effectiveness during clinical trials;

•	slower than expected rates of patient recruitment;

•	inability to monitor patients adequately during or after treatment; and

•	inability or unwillingness of medical investigators to follow our clinical protocols.

In addition, we or the FDA may suspend our clinical trials at any time if it appears that we are exposing participants to unacceptable health risks or if the FDA finds deficiencies in our submissions or the conduct of these trials.

The results of our clinical trials may not support our product candidate claims.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product candidate claims. Success in pre-clinical testing and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that the results of later clinical trials will replicate the results of prior clinical trials and pre-clinical testing. The clinical trial process may fail to demonstrate that our product candidates are safe for humans and effective for indicated uses. This failure would cause us to abandon a product candidate and may delay development of other product candidates. Any delay in, or termination of, our clinical trials will delay the filing of our NDAs with the FDA and, ultimately, our ability to commercialize our product candidates and generate product revenues. In addition, our clinical trials involve a small patient population. Because of the small sample size, the results of these clinical trials may not be indicative of future results.

Physicians and patients may not accept and use our drugs.

Even if the FDA approves our product candidates, physicians and patients may not accept and use them. Acceptance and use of our product will depend upon a number of factors including:

•	perceptions by members of the health care community, including physicians, about the safety and effectiveness of our drugs;

•	cost-effectiveness of our product relative to competing products;

•	availability of reimbursement for our products from government or other healthcare payers; and

•	effectiveness of marketing and distribution efforts by us and our licensees and distributors, if any.

Because we expect sales of our current product candidates, if approved, to generate substantially all of our product revenues for the foreseeable future, the failure of any of these drugs to find market acceptance would harm our business and could require us to seek additional financing.

If we cannot compete successfully for market share against other drug companies, we may not achieve sufficient product revenues and our business will suffer.

The market for our product candidates is characterized by intense competition and rapid technological advances. If our product candidates receive FDA approval, they will compete with a number of existing and future drugs and therapies developed, manufactured and marketed by others. Existing or future competing products may provide greater therapeutic convenience or clinical or other benefits for a specific indication than our products, or may offer comparable performance at a lower cost. If our products fail to capture and maintain market share, we may not achieve sufficient product revenues and our business will suffer.

We will compete against fully integrated pharmaceutical companies and smaller companies that are collaborating with larger pharmaceutical companies, academic institutions, government agencies and other public and private research organizations. Many of these competitors have compounds competitive with ours already approved or in development. In addition, many of these competitors, either alone or together with their collaborative partners, operate larger research and development programs and have substantially greater financial resources than we do, as well as significantly greater experience in:

•	developing drugs;

•	undertaking pre-clinical testing and human clinical trials;

•	obtaining FDA and other regulatory approvals of drugs;

•	formulating and manufacturing drugs;

•	launching, marketing and selling drugs; and

•	attracting qualified personnel, parties for acquisitions, joint ventures or other collaborations.

We may not successfully manage our growth.

Our success will depend upon the expansion of our operations and the effective management of our growth, which will place a significant strain on our management and on our administrative, operational and financial resources. To manage this growth, we must expand our facilities, augment our operational, financial and management systems and hire and train additional qualified personnel. If we are unable to manage our growth effectively, our business would be harmed.

We are dependent upon key employees, and we may not be able to retain or attract key employees. In addition, our ability to attract and retain key employees is likely to be harmed by our current financial situation.

We are highly dependent on Dr. Chandrasekaran, who is our chief executive officer, president and chief financial officer, and on other principal members of our scientific and management team. The loss of services from any of these key personnel might significantly delay or prevent the achievement of planned development objectives. Furthermore, a critical factor to our success will be recruiting and retaining qualified personnel. Competition for skilled individuals in the biotechnology business is highly intense, and we may not be able to continue to attract and retain personnel necessary for the development of our business. Our ability to attract and retain such individuals is likely to be significantly reduced by our current financial situation. For example, in the past year we have laid-off approximately 42% of our employees and our senior management has agreed to accept reduced salaries. These measures and other cost reduction measures we have undertaken make it more likely that such individuals will seek other employment opportunities and may leave our company permanently. The loss of key personnel or the failure to recruit additional personnel or to develop needed expertise could harm our business.

Questions concerning our financial condition may cause customers and current and potential partners to reduce or not conduct business with us.

Due to our present financial condition and concerns regarding our ability to continue operations, customers and current and potential partners may decide not to conduct business with us, may reduce or terminate the business they conduct with us, or may conduct business with us on terms that are less favorable than those customarily offered by them. In that event, our sales would likely decrease, our product development efforts would suffer and our business will be significantly harmed.

We have a history of operating losses and we expect to continue to have losses in the foreseeable future.

We have incurred significant operating losses since our inception in 1986 and have pursued numerous drug development candidates that did not prove to have commercial potential. As of September 30, 2003, our accumulated deficit was approximately $114.4 million. We expect to incur net losses for the foreseeable future or until we are able to achieve significant royalties or other revenues from sales of our products. In addition, we recognize revenue when all services have been performed and collectibility is reasonably assured, accordingly, revenue for the sales of OcuGene may be recognized in a later period than the associated recognition of costs of the services provided, especially during the initial launch of the product.

Attaining significant revenue or profitability depends upon our ability, alone or with third parties, to successfully develop our potential products, conduct clinical trials, obtain required regulatory approvals and successfully manufacture and market our products. We may not ever achieve or be able to maintain significant revenue or profitability.

We rely on third parties to develop, market and sell our products, and we may not be able to continue or enter into third party arrangements. In addition, these third parties’ efforts on our behalf may not be successful.

Following the termination of our ISV-900 agreement with Pharmacia in December 2000, we began to develop a marketing organization focused on the launch of our OcuGene glaucoma genetic test. We do not plan on establishing a dedicated sales force or a marketing organization for our other product candidates and primarily use external marketing and sales resources even for OcuGene. We also rely on third parties for clinical testing or product development. In addition, in May 2001, Pharmacia terminated the licensing agreement we had entered into with them in January 1999, that granted Pharmacia an exclusive worldwide license for ISV-205 for the treatment of glaucoma. We now must enter into another third party collaboration agreement for the development, marketing and sale of our ISV-205 product or develop, market and sell the product ourselves. There can be no assurance that we will be successful in finding a new corporate partner for our ISV-205 program or that any collaboration will be successful, either of which could significantly harm our business. In addition, we have no experience in marketing and selling products and we cannot assure you that we would be successful in marketing ISV-205 ourselves. If we are to successfully develop and commercialize our product candidates, including ISV-205, we will be required to enter into arrangements with one or more third parties that will:

•	provide for clinical testing;

•	obtain or assist us in other activities associated with obtaining regulatory approvals for our product candidates; and

•	market and sell our products, if they are approved.

In December 2003, we completed the sale of our drug candidate ISV-403 for the treatment of ocular infections to Bausch & Lomb Incorporated. Bausch & Lomb has assumed all future ISV-403 development and commercialization expenses and, following a transfer period, will be responsible for all development activities, with our assistance, as appropriate. The Bausch & Lomb Purchase Agreement and License Agreement grants Bausch & Lomb rights to develop and market ISV-403, subject to payment of royalties, in all geographies except Japan (which were retained by SSP, in connection with a separate license agreement between us and SSP), with such rights being shared with SSP in Asia (except Japan) and exclusive elsewhere. This sale resulted in the termination of the August 2002 license agreement we entered into with Bausch & Lomb related to ISV-403. Our ability to generate royalties from this agreement will be dependent upon Bausch & Lomb’s ability to complete the development of ISV-403, obtain regulatory approval for the product and successfully market it. In addition, under the Bausch & Lomb Purchase Agreement, we also have certain potential indemnification obligations to Bausch & Lomb in connection with the Asset Sale which, if triggered, could significantly harm our business and our financial position.

We are marketing and selling our OcuGene glaucoma genetic test mainly using external marketing and sales resources that include:

•	marketing consultants;

•	a network of key ophthalmic clinicians; and

•	other resources with ophthalmic expertise.

If we are unable to maintain these external resources with respect to OcuGene or if these external resources are not successful at marketing and selling OcuGene, our business and financial results will be harmed and we would need to expend additional resources to find replacement external resources or create and allocate such resources internally at potentially significant cost and which may not be successful.

We may not be able to enter into arrangements with third parties with ophthalmic or diagnostic industry experience on acceptable terms or at all. If we are not successful in concluding such arrangements on acceptable terms, or at all, we may be required to establish our own sales force and significantly expand our marketing organization, despite the fact that we have no experience in sales, marketing or distribution. Even if we do enter into collaborative relationships, as we have recently experienced with Pharmacia, these relationships can be terminated forcing us to seek alternatives. We may not be able to build a marketing staff or sales force and our sales and marketing efforts may not be cost-effective or successful.

In addition, we currently contract with a third party to assemble the sample collection kits used in our OcuGene glaucoma genetic test. If our assembler should encounter significant delays or we have difficulty maintaining our existing relationship, or in establishing a new one, our sales of this product could be adversely affected.

Our strategy for research, development and commercialization of our products requires us to enter into various arrangements with corporate and academic collaborators, licensors, licensees and others. Furthermore, we are dependent on the diligent efforts and subsequent success of these outside parties in performing their responsibilities.

Because of our reliance on third parties for the development, marketing and sale of our products, any revenues that we receive will be dependent on the efforts of these third parties, such as our corporate collaborators. These partners may terminate their relationships with us and may not diligently or successfully market our products. In addition, marketing consultants and contract sales organizations, such as those deployed by us currently or in the future for OcuGene, may market products that compete with our products and we must rely on their efforts and ability to effectively market and sell our products. We may not be able to conclude arrangements with other companies to support the commercialization of our products on acceptable terms, or at all. Moreover, our current financial condition may make us a less attractive partner to potential collaborators. In addition, our collaborators may take the position that they are free to compete using our technology without compensating or entering into agreements with us. Furthermore, our collaborators may pursue alternative technologies or develop alternative products either on their own or in collaboration with others, including our competitors, as a means for developing treatments for the diseases or disorders targeted by these collaborative programs.

Our business depends upon our proprietary rights, and we may not be able to adequately protect, enforce or secure our intellectual property rights.

Our future success will depend in large part on our ability to obtain patents, protect trade secrets, obtain and maintain rights to technology developed by others, and operate without infringing upon the proprietary rights of others. A substantial number of patents in the field of ophthalmology and genetics have been issued to pharmaceutical, biotechnology and biopharmaceutical companies. Moreover, competitors may have filed patent applications, may have been issued patents or may obtain additional patents and proprietary rights relating to products or processes competitive with ours. Our patent applications may not be approved. We may not be able to develop additional proprietary products that are patentable. Even if we receive patent issuances, those issued patents may not be able to provide us with adequate protection for our inventions or may be challenged by others. Furthermore, the patents of others may impair our ability to commercialize our products. The patent positions of firms in the pharmaceutical and genetic industries generally are highly uncertain, involve complex legal and factual questions, and have recently been the subject of much litigation. Neither the United States Patent and Trademark Office nor the courts has developed, formulated, or presented a consistent policy regarding the breadth of claims allowed or the degree of protection afforded under pharmaceutical and genetic patents. Despite our efforts to protect our proprietary rights, others may independently develop similar products, duplicate any of our products or design around any of our patents. In addition, third parties from which we have licensed or otherwise obtained technology may attempt to terminate or scale back our rights.

A number of pharmaceutical and biotechnology companies and research and academic institutions have developed technologies, filed patent applications or received patents on various technologies that may be related to our business. Some of these technologies, applications or patents may conflict with our technologies or patent applications. Such conflicts could limit the scope of the patents, if any, we may be able to obtain or result in the denial of our patent applications or block our rights to exploit our technology. In addition, if the United States Patent and Trademark Office or foreign patent agencies have issued or issue patents that cover our activities to other companies, we may not be able to obtain licenses to these patents at all, or at a reasonable cost, or be able to develop or obtain alternative technology. If we do not obtain such licenses, we could encounter delays in or be precluded altogether from introducing products to the market. For example, we are aware that the European Patent Office has indicated that it intends to grant a patent to Pfizer covering the use of azithromycin once a day in a topical formulation to treat bacterial infections in the eye. We may conclude that we require a license under this patent to develop or sell ISV-401 in Europe, which may not be available on reasonable commercial terms if at all.

We may need to litigate in order to defend against or assert claims of infringement, to enforce patents issued to us or to protect trade secrets or know-how owned or licensed by us. Litigation could result in substantial cost to and diversion of effort by us, which may harm our business. We have also agreed to indemnify our licensees against infringement claims by third parties related to our technology, which could result in additional litigation costs and liability for us. In addition, our efforts to protect or defend our proprietary rights may not be successful or, even if successful, may result in substantial cost to us.

We also depend upon unpatented trade secrets to maintain our competitive position. Others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets. Our trade secrets may also be disclosed, and we may not be able to effectively protect our rights to unpatented trade secrets. To the extent that we or our consultants or research collaborators use intellectual property owned by others, disputes also may arise as to the rights in related or resulting know-how and inventions.

Our current financial situation may impede our ability to adequately protect or enforce our legal rights under agreements and to our intellectual property.

We currently do not have sufficient funds, anticipated cash flow from operations and current cash commitments to us to continue our operations beyond approximately the middle of March 2004. Our current financial situation, even if we receive proceeds from the Initial Closing of the Offering, may impede our ability to enforce our legal rights under various agreements we are currently a party to or may become a party to due to our inability to incur the costs associated with such enforcement. Similarly, our lack of financial resources makes it more difficult for us to enforce our intellectual property rights, through the filing or maintenance of patents, taking legal action against those that may infringe on our proprietary rights, defending infringement claims against us, or otherwise. Our inability to adequately protect our legal and intellectual property rights may make us more vulnerable to infringement and could harm our business.

If we infringe the rights of third parties we could be prevented from selling products, forced to pay damages, and defend against litigation.

If our products, methods, processes and other technologies infringe the proprietary rights of other parties, we could incur substantial costs and we may have to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;

•	redesign our products or processes to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	pay damages; or

•	defend litigation or administrative proceedings which may be costly whether we win or lose, and which could result in a substantial diversion of our valuable management resources.

We have no experience in commercial manufacturing and need to establish manufacturing relationships with third parties, and if contract manufacturing is not available to us or does not satisfy regulatory requirements, we will have to establish our own regulatory compliant manufacturing capability.

We have no experience manufacturing products for Phase 3 and commercial purposes. We have a pilot facility licensed by the State of California to manufacture a number of our products for Phase 1 and Phase 2 clinical trials but not for late stage clinical trials or commercial purposes. Any delays or difficulties that we may encounter in establishing and maintaining a relationship with qualified manufacturers to produce, package and distribute our finished products may harm our clinical trials, regulatory filings, market introduction and subsequent sales of our products.

We currently contract with a third party to assemble the sample collection kits used in our OcuGene glaucoma genetic test. If our assembler should encounter significant delays or we have difficulty maintaining our existing relationship, or in establishing a new one, our sales of this product could be adversely affected.

Contract manufacturers must adhere to Good Manufacturing Practices regulations that are strictly enforced by the FDA on an ongoing basis through the FDA’s facilities inspection program. Contract manufacturing facilities must pass a pre-approval plant inspection before the FDA will approve a new drug application. Some of the material manufacturing changes that occur after approval are also subject to FDA review and clearance or approval. The FDA or other regulatory agencies may not approve the process or the facilities by which any of our products may be manufactured. Our dependence on third parties to manufacture our products may harm our ability to develop and deliver products on a timely and competitive basis. Should we be required to manufacture products ourselves, we:

•	will be required to expend significant amounts of capital to install a manufacturing capability;

•	will be subject to the regulatory requirements described above;

•	will be subject to similar risks regarding delays or difficulties encountered in manufacturing any such products; and

•	will require substantial additional capital than we otherwise may require.

Therefore, we may not be able to manufacture any products successfully or in a cost-effective manner.

We have no experience in performing the analytical procedures related to genetic testing and have established an exclusive commercial agreement with a third party to perform these procedures for our OcuGene glaucoma genetic test. If we are unable to maintain this arrangement, and are unable to establish new arrangements with third parties, we will have to establish our own regulatory compliant analytical process for genetic testing.

We have no experience in the analytical procedures related to genetic testing. We have entered into an agreement with Quest Diagnostics Incorporated under which Quest exclusively performs OcuGene genetic analytical procedures at a commercial scale in the United States. Accordingly, we are reliant on Quest for all of our OcuGene analytical procedures. If we are unable to maintain this arrangement, we would have to contract with another clinical laboratory or would have to establish our own facilities. We cannot assure you that we will be able to contract with another laboratory to perform these services on a commercially reasonable basis, or at all.

Clinical laboratories must adhere to Good Laboratory Practice regulations that are strictly enforced by the FDA on an ongoing basis through the FDA’s facilities inspection program. Should we be required to perform the analytical procedures for genetic testing ourselves, we:

•	will be required to expend significant amounts of capital to install an analytical capability;

•	will be subject to the regulatory requirements described above; and

•	will require substantial additional capital than we otherwise may require.

We cannot assure you we will be able to successfully enter into another genetic testing arrangement or perform these analytical procedures ourselves on a cost-efficient basis, or at all.

We rely on a sole source for some of the raw materials in the products we are developing or may sell, and the raw materials needed may not be available to us or to our partners.

SSP is the sole source for the active drug incorporated into the ISV-403 product candidate we sold to Bausch & Lomb for further development and commercialization. SSP has registered the compound with the FDA and is subject to the FDA’s review and oversight. If SSP is unable to obtain and maintain FDA approval for their production of the drug or is otherwise unable to supply Bausch & Lomb with sufficient quantities of the drug, Bausch & Lomb’s ability to continue with the development, and potentially the commercial sale if the product is approved, would be interrupted or impeded, our royalties from commercial sales of the ISV-403 product could be delayed or reduced and our business could be harmed.

We have entered into a material supply agreement for azithromycin, the active drug incorporated into our ISV-401 product candidate. The supplier has registered with the FDA and is subject to the FDA’s review and oversight. If the FDA were to identify issues in the production of the drug that the supplier was unable to quickly resolve, or other issues were to arise that impact production, our ability to continue with the development, and potentially the commercial sale if the product is approved, would be interrupted and would harm our business. Additional suppliers for this drug exist, but qualification of an alternative source could be time consuming, expensive and could result in a delay that could harm our business.

In addition, certain of the raw materials we use in formulating our DuraSite drug delivery system, and other components of our product candidates, are available from only one source. Any significant interruption in the supply of these raw materials could delay our clinical trials, product development or product sales and could harm our business.

Our products are subject to government regulations and approval which may delay or prevent the marketing of potential products and impose costly procedures upon our activities.

The FDA and comparable agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon preclinical and clinical testing, manufacturing and marketing of pharmaceutical products. Lengthy and detailed preclinical and clinical testing, validation of manufacturing and quality control processes, and other costly and time-consuming procedures are required. Satisfaction of these requirements typically takes several years and the time needed to satisfy them may vary substantially, based on the type, complexity and novelty of the pharmaceutical product. Such government regulation may delay or to prevent marketing of potential products for a considerable period of time and to impose costly procedures upon our activities, including expanding current clinical trials or performing additional clinical trials at substantial cost and expense. The FDA or any other regulatory agency may not grant approval for any products we develop on a timely basis, or at all. Success in preclinical or early stage clinical trials does not assure success in later stage clinical trials. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory approval. If regulatory approval of a product is granted, such approval may impose limitations on the indicated uses for which a product may be marketed. Even after we have obtained regulatory approval, later discovery of previously unknown problems with a product may result in restrictions on the product, including withdrawal of the product from the market. Moreover, the FDA has recently reduced previous restrictions on the marketing, sale and prescription of products for indications other than those specifically approved by the FDA. Accordingly, even if we receive FDA approval of a product for certain indicated uses, our competitors, including our collaborators, could market products for such indications even if such products have not been specifically approved for such indications. Additionally, the FDA recently issued an advisory that microarrays used for diagnostic and prognostic testing may need regulatory approval. The need for regulatory approval of multiple gene analysis is uncertain at this time. Delay in obtaining or failure to obtain regulatory approvals would make it difficult or impossible to market our products and would harm our business.

The FDA’s policies may change and additional government regulations may be promulgated which could prevent or delay regulatory approval of our potential products. Moreover, increased attention to the containment of health care costs in the United States could result in new government regulations that could harm our business. Adverse governmental regulation might arise from future legislative or administrative action, either in the United States or abroad. See “Risk Factors - Uncertainties regarding healthcare reform and third party reimbursement may impair our ability to raise capital, form collaborations and sell our products.”

We compete in highly competitive markets and our competitors’ financial, technical, marketing, manufacturing and human resources may surpass ours and limit our ability to develop and/or market our products and technologies.

Our success depends upon developing and maintaining a competitive advantage in the development of products and technologies in our areas of focus. We have many competitors in the United States and abroad, including pharmaceutical, biotechnology and other companies with varying resources and degrees of concentration in the ophthalmic market. Our competitors may have existing products or products under development which may be technically superior to ours or which may be less costly or more acceptable to the market. Competition from these companies is intense and is expected to increase as new products enter the market and new technologies become available. Many of our competitors have substantially greater financial, technical, marketing, manufacturing and human resources than we do, particularly in light of our current financial condition. In addition, they may succeed in developing technologies and products that are more effective, safer, less expensive or otherwise more commercially acceptable than any that we have or will develop. Our competitors may obtain cost advantages, patent protection or other intellectual property rights that would block or limit our ability to develop our potential products. Our competitors may also obtain regulatory approval for commercialization of their products more effectively or rapidly than we will. If we decide to manufacture and market our products by ourselves, we will be competing in areas in which we have limited or no experience such as manufacturing efficiency and marketing capabilities. See “Risk Factors - We have no experience in commercial manufacturing and need to establish manufacturing relationships with third parties, and if contract manufacturing is not available to us or does not satisfy regulatory requirements, we will have to establish our own regulatory compliant manufacturing capability.”

If we engage in acquisitions, we will incur a variety of costs, and the anticipated benefits of the acquisition may never be realized.

We may pursue acquisitions of companies, product lines, technologies or businesses that our management believes are complementary or otherwise beneficial to us. Any of these acquisitions could have negative effects on our business. Future acquisitions may result in substantial dilution to our stockholders, the incurrence of additional debt and amortization expenses related to goodwill, research and development and other intangible assets. Any of these results could harm our financial condition. In addition, acquisitions would involve several risks for us, including:

•	assimilating employees, operations, technologies and products from the acquired companies with our existing employees, operation, technologies and products;

•	diverting our management’s attention from day-to-day operation of our business;

•	entering markets in which we have no or limited direct experience; and

•	potentially losing key employees from the acquired companies.

Our insurance coverage may not adequately cover our potential product liability exposure.

We are exposed to potential product liability risks inherent in the development, testing, manufacturing, marketing and sale of human therapeutic products. Product liability insurance for the pharmaceutical industry is extremely expensive. Our present product liability insurance coverage may not be adequate to cover all potential claims we may encounter. In addition, our existing coverage will not be adequate as we further develop, manufacture and market our products, and we may not be able to obtain or afford adequate insurance coverage against potential claims in sufficient amounts or at a reasonable cost.

Uncertainties regarding healthcare reform and third party reimbursement may impair our ability to raise capital, form collaborations and sell our products.

The continuing efforts of governmental and third-party payers to contain or reduce the costs of healthcare through various means may harm our business. For example, in some foreign markets the pricing or profitability of health care products is subject to government control. In the United States, there have been, and we expect there will continue to be, a number of federal and state proposals to implement similar government control. The implementation or even the announcement of any of these legislative or regulatory proposals or reforms could harm our business by impeding our ability to achieve profitability, raise capital or form collaborations.

In addition, the availability of reimbursement from third-party payers determines, in large part, the demand for healthcare products in the United States and elsewhere. Examples of such third-party payers are government and private insurance plans. Significant uncertainty exists as to the reimbursement status of newly approved healthcare products, and third-party payers are increasingly challenging the prices charged for medical products and services. If we succeed in bringing one or more products to the market, reimbursement from third party payers may not be available or may not be sufficient to allow us to sell our products on a competitive or profitable basis.

Our use of hazardous materials may pose environmental risks and liabilities which may cause us to incur significant costs.

Our research, development and manufacturing processes involve the controlled use of small amounts of radioactive and other hazardous materials. We cannot completely eliminate the risk of accidental contamination or injury from these materials. In the event of such an accident, we could be held liable for any damages that result, and any such liability could exceed our resources. Moreover, as our business develops we may be required to incur significant costs to comply with federal, state and local environmental laws, regulations and policies, especially to the extent that we manufacture our own products.

Management and principal stockholders may be able to exert significant control on matters requiring approval by our stockholders.

As of March 1, 2004, our executive officers, directors and principal stockholders together beneficially owned approximately 22% of our outstanding shares of Common Stock. As a result, these stockholders, acting together, may be able to effectively control all matters requiring approval by our stockholders, including the election of a majority of our directors and the approval of business combinations. See “Risk Factors - If we do not receive additional funding when needed to continue our operations, whether before or after the Final Closing, we will likely cease operations and liquidate our assets, which are secured by notes payable to our chief executive officer” for additional information regarding outstanding secured and unsecured loans made by directors and certain members of management to us.

The market prices for securities of biopharmaceutical and biotechnology companies including ours have been and are likely to continue to be highly volatile due to reasons that are related and unrelated to the operating performance and progress of our Company.

The market prices for securities of biopharmaceutical and biotechnology companies, including ours, have been highly volatile. The market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. In addition, future announcements and circumstances, such as our current financial condition, the audit report included in our Annual Report on Form 10-K for the year ended December 31, 2002 that included an explanatory paragraph referring to our recurring operating losses and a substantial doubt about our ability to continue as a going concern, our ability to obtain new financing, the results of testing and clinical trials, the status of our relationships with third-party collaborators, technological innovations or new therapeutic products, governmental regulation, developments in patent or other proprietary rights, litigation or public concern as to the safety of products developed by us or others and general market conditions, concerning us, our competitors or other biopharmaceutical companies, may have a significant effect on the market price of our Common Stock.

In addition, conversions of convertible securities and the sale of the shares of our Common Stock underlying those convertible securities, such as the debentures issued to HEM and the warrants issued to Xmark and others, could cause a significant decline in the market price for our common stock. Additionally, both the debentures issued to HEM and the warrants issued to Xmark contain anti-dilution provisions that would decrease the conversion or exercise price of these instruments and, in the case of the Xmark warrants, result in increase in the number of shares of our common stock issuable under them. We have not paid any cash dividends on our common stock, and we do not anticipate paying any dividends on our common stock in the foreseeable future. See “Risk Factors - The Offering will trigger anti-dilution rights under the terms of certain outstanding securities convertible into or exercisable for shares of our Common Stock.”

In addition, the terrorist attacks in the U.S. and abroad, the U.S. retaliation for these attacks, the war in Iraq and continued worldwide economic weakness and the related decline in consumer confidence have had, and may continue to have, an adverse impact on the U.S. and world economy. These and similar events, as well as, fluctuations in our operating results and market conditions for biopharmaceutical and biotechnology stocks in general, could have a significant effect on the volatility of the market price for our common stock and on the future price of our common stock.

We have adopted and are subject to anti-takeover provisions that could delay or prevent an acquisition of our Company.

Provisions of our certificate of incorporation and bylaws may constrain or discourage a third party from acquiring or attempting to acquire control of us. Such provisions could limit the price that investors might be willing to pay in the future for shares of our Common Stock. Our board of directors has the authority to issue up to 5,000,000 shares of preferred stock, 15,000 of which have been designated as Series A-1 Preferred Stock. Our board of directors has the authority to determine the price, rights, preferences, privileges and restrictions of the remaining unissued shares of preferred stock without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock. Provisions of Delaware law applicable to us could also delay or make more difficult a merger, tender offer or proxy contest involving us, including Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years unless conditions set forth in the Delaware General Corporation Law are met.

We have convertible, redeemable securities that have and may continue to result in dilution for Common Stockholders and are convertible into Common Stock.

As a result of our merger with Ophthalmic Solutions Inc. on September 22, 2003, we assumed the rights and obligations in connection with $1,000,000 in principal amount of convertible debentures issued by Ophthalmic Solutions to HEM, including the gross proceeds raised through the sale of the debentures and Ophthalmic Solutions’ obligations under the debentures and the related debenture purchase agreement. The debentures are convertible into shares of our Common Stock, accrue interest at the rate of 1% per year, payable in cash or shares of our Common Stock, and have a maturity date of September 21, 2008. As of March 1, 2004, an aggregate of $982,329 in principal amount of these debentures, along with the associated interest, had been converted into an aggregate of 3,763,651 unrestricted shares of our Common Stock. As of March 1, 2004, the remaining $17,724 in principal amount and accrued interest of the debentures is convertible into unrestricted shares of our Common Stock at a conversion price that is the lower of $0.375 or the average of the three lowest closing per share bid prices for our Common Stock during the 40 trading days prior to conversion. The conversion price is subject to anti-dilution adjustments that will likely be triggered by the Initial Closing and the Final Closing of this Offering, if such debentures are outstanding at the time of either Closing. See “Risk Factors - The Offering will trigger anti-dilution rights under the terms of certain outstanding securities convertible into or exercisable for shares of our Common Stock.”

As of March 1, 2004, warrants we issued to Xmark were exercisable for 250,000 shares of our Common Stock at a price of $0.58 per share. These warrants also include anti-dilution provisions that will be triggered if such warrants are outstanding at the Initial Closing or Final Closing of the Offering. See “Risk Factors - The Offering will trigger anti-dilution rights under the terms of certain outstanding securities convertible into or exercisable for shares of our Common Stock.”

We have other warrants and options outstanding to purchase up to 4,973,649 shares of Common Stock. These warrant and option agreements contain typical adjustments and provisions relating to combinations and subdivisions of stock, dividend and stock distributions, distributions of indebtedness or assets and consolidation or merger activities and similar events. Such provisions could result in the issuance of additional shares of Common Stock in addition to the amounts currently outstanding.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

10.1	Form of Subscription Agreement, dated as of March 26, 2004, by and between InSite Vision Incorporated and the Subscribers named on the signature pages thereto.

10.2	Form of Class A Warrants.

10.3	Form of Class B Warrants.

10.4	Form of Placement Warrant.

10.5	Placement Agent Agreement, dated as of February 12, 2004, by and between InSite Vision Incorporated and Paramount Capital, Inc.

99.1	Press Release issued by InSite Vision Incorporated on March 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 29, 2004

InSite Vision Incorporated (Registrant)

By:	/s/ S. Kumar Chandrasekaran
Name:	S. Kumar Chandrasekaran, Ph. D.
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Subscription Agreement, dated as of March 26, 2004, by and between InSite Vision Incorporated and the Subscribers named on the signature pages thereto.

10.2	Form of Class A Warrants.

10.3	Form of Class B Warrants.

10.4	Form of Placement Warrant.

10.5	Placement Agent Agreement, dated as of February 12, 2004, by and between InSite Vision Incorporated and Paramount Capital, Inc.

99.1	Press Release issued by InSite Vision Incorporated on March 29, 2004.